Exhibit (m)

SCHEDULE A

BBH TRUST

DISTRIBUTION PLAN FOR RETAIL CLASS SHARES

Annual Fee Rates as of March 6, 2024

Fund:	Annual fee rate:	Effective date:
BBH Select Series – Mid Cap Fund	0.25%	05/10/2021